Exhibit 99.1

News Release

Pioneer Natural Resources Announces Results of Special Meeting

Dallas, Texas, February 7, 2024 — Pioneer Natural Resources Company (“Pioneer” or “the Company”) (NYSE:PXD) today announced that the Company received shareholder approval for the pending merger with Exxon Mobil Corporation (“ExxonMobil”) (NYSE:XOM).

Pioneer will file the vote results of the special shareholder meeting on a Form 8-K with the U.S. Securities and Exchange Commission.

Pioneer and ExxonMobil continue to work constructively with the Federal Trade Commission in its review of the merger. Pioneer expects that the merger will be completed in the second quarter of 2024.

About Pioneer

Pioneer is a large independent oil and gas exploration and production company, headquartered in Dallas, Texas, with operations in the United States. For more information, visit Pioneer’s website at www.pxd.com.

Pioneer Natural Resources Contacts

Investors

Chris Leypoldt (972) 969-5834

Trevor Long (972) 598-8579

Media and Public Affairs

media@pxd.com